Exhibit 99.6
Goldman Sachs International Peterborough Court | 133 Fleet Street | London EC4A 2BB | Tel: 020-7774-1000 | Telex: 887902 | Cable: GOLDSACHS LONDON | Registered in England No. 2263951 | Registered Office As Above | Authorised and regulated by the Financial Services Authority

To:	National City Corporation

Well Fargo Bank, National Association

From:	Goldman Sachs International

Re:	Convertible Bond Hedge Transactions — Acknowledgment

Ref. Nos:	OTC012408201C and SDB1626816364

Date:	January 24, 2008
Dear Sir(s):
     Reference is made to (i) the long form confirmation (“Issuer Convertible Bond Hedge Confirmation”), dated as of January 23, 2008, between National City Corporation and Wells Fargo Bank, National Association, confirming the terms and conditions of that certain Convertible Bond Hedge Transaction (Ref. No. OTC012408202C) and (ii) the long form confirmation (“Dealer Convertible Bond Hedge Confirmation” and, together with the Issuer Convertible Bond Hedge Confirmation, the “Confirmations”), dated as of January 23, 2008, between Wells Fargo Bank, National Association and Goldman Sachs International, confirming the terms and conditions of that certain Convertible Bond Hedge Transaction (Ref. No. SDB1626816364). Capitalized terms used in this notice and not otherwise defined shall have the meanings assigned to them in the Confirmation.
     The undersigned is the Calculation Agent with respect to each of the Confirmations.
     Reference is further made to the notice of exercise dated January 24, 2008 by Goldman, Sachs & Co. relating to the option granted to Goldman, Sachs & Co. under Section 2 of the Underwriting Agreement to purchase additional Optional Securities (as defined in the Underwriting Agreement).
     We hereby inform you that, as a result of such exercise, pursuant to the terms of each Confirmation, the Number of Options is automatically increased as of the date hereof by 187,500 to 1,437,500, and the additional Premium corresponding to such increase is USD32,325,000. The Additional Premium Payment Date is expected to be January 29, 2008.

Yours faithfully,

GOLDMAN SACHS INTERNATIONAL

By:	/s/ CHARLES PEARSON

Authorized Signatory
Agreed and Accepted By:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ GORDY HOLTERMAN

Name: Gordy Holterman
Title: Executive Vice President
NATIONAL CITY CORPORATION

By:	/s/ THOMAS A. RICHLOVSKY

Name: Thomas A. Richlovsky
Title: Senior Vice President & Treasurer

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